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                                 LOAN AGREEMENT

      This LOAN AGREEMENT entered into at New Britain, Connecticut, as of March 5, 2004, between Apex Machine Tool Company, Inc., a Connecticut corporation and EDAC Technologies Corporation, a Wisconsin corporation, both having an office located at 1806 New Britain Avenue, Farmington, Connecticut 06032 (collectively, the "Borrower") and Banknorth N.A., a national banking association with an address of 102 West Main Street, New Britain, Connecticut 06051 (the "Bank").

      FOR VALUE RECEIVED, and in consideration of the granting by the Bank of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), the Borrower represents and agrees with the Bank, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1. THE LOAN

1.1 Loan. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make a loan to the Borrower in the original principal amount of $1,659,000.00 (the "Loan"). The Loan shall be evidenced by that certain Note, of even date herewith (the "Note") by Borrower in favor of the Bank in the original principal amount of $1,659,000.00. This Agreement, the Note, and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the "Loan Documents".

1.2   Definitions. The following definitions shall apply:

      (a) "Code" shall mean the Connecticut Uniform Commercial Code, Title 42a C.G.S.A. as amended from time to time.

      (b) "Obligation(s)" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Borrower to the Bank at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Bank; or are due indirectly by the Borrower to the Bank as endorser, guarantor or other surety,

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or as borrower of obligations due third persons which have been endorsed or assigned to the Bank, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank from time to time and all costs and expenses referred to in this Agreement.

      (c) "Person" or "party" shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

      All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

 2. REPRESENTATIONS AND WARRANTIES

2.1 Organization and Qualification. Borrower is a duly organized and existing corporation under the laws of the State of its incorporation with the exact legal name set forth in the first paragraph of this Agreement. Borrower is in good standing under the laws of said State, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification.

2.2 Corporate Records. Borrower's corporate charter, articles of organization or incorporation and all amendments thereto have been duly filed and are in proper order. All outstanding capital stock issued by the Borrower was and is properly issued and all books and records of the Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

2.3 Title to Properties: Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets in which the Bank has a lien or security interest.

2.4 Places of Business. Borrower's chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close; move or change any existing or new place of business without giving the Bank at least thirty (30) days prior written notice thereof.

2.5 Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors' rights.

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2.6   Conflicts. There is no provision in Borrower's organizational or charter documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents except for: (i) the necessary prior consent of Farmington Savings Bank to this borrowing and the granting of a junior mortgage to Lender on property to be mortgaged to Lender on which Farmington Savings Bank holds a mortgage and the consent of Farmington Savings Bank to movement of operating accounts to Lender and (ii) the consent to this borrowing from Lender from General Electric Capital Corporation.

2.7 Governmental Approvals. The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority.

2.8 Litigation. There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower which might materially adversely affect the ability of Borrower to conduct its business or to pay or perform the Obligations.

2.9 Financial Statements. The Borrower has furnished to the Bank the following Financial Statements (the "Financial Statements"): balance sheet as of September 27, 2003, and statement of profit and loss for the period ending September 27, 2003. The balance sheet fairly presents the condition of the Borrower at the date thereof and the statement of profit and loss fairly presents the results of the operations of the Borrower for the period indicated, all in conformity with generally accepted accounting principles, consistently applied.

2.10 Changes. Since the date of the Financial Statements, there have been no changes in the assets, liabilities, financial condition or business of the Borrower, other than changes in the ordinary course of business, the effect of which have, in the aggregate, been materially adverse.

2.11 Taxes. Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower have been fully paid except for the remaining balance of a sales tax assessment of $48,558.13 levied by the State of Connecticut Department of Revenue Services ("DRS") which is being paid in six monthly installments in accordance with an agreement with the DRS. The Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

2.12 Use of Proceeds. No portion of any loan is to be used for (i) the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes.

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3. AFFIRMATIVE COVENANTS

3.1 Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Bank and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

3.2 Books and Records: Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of Carlin, Sharron & Rosen LLP or another firm of Certified Public Accountants that is duly qualified to audit publicly traded companies, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection and examination by the Bank and the Bank's representatives and will permit inspection of all of its properties by the Bank and the Bank's representatives. Borrower will from time to time furnish the Bank with such information and statements as the Bank may request in its sole discretion with respect to the Obligations.

3.3   Financial Statements. Borrower will furnish to Bank:

      (a) as soon as available to Borrower, but in any event not later than 120 days after the close of each fiscal year, a full and complete signed copy of financial statements, prepared by Carlin, Sharron & Rosen LLP or another firm of certified public accountants that is duly qualified to audit publicly traded companies, which shall include a balance sheet of the Borrower, as at the end of such year, statement of cash flows and statement of profit and loss of the Borrower reflecting the results of its operations during such year, bearing the opinion of such certified public accountants and prepared on a audited basis in accordance with generally accepted accounting principles, consistently applied;

      (b) as soon as available to Borrower, but in no event not later than 15 days of filing, a full and complete signed copy of Borrower's Federal Tax Returns;

      (c) from time to time, such financial data and information about Borrower as Bank may reasonably request.

3.4 Conduct of Business. The Borrower will maintain its corporate existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.5 Operating and Deposit Accounts. The Borrower shall maintain with the Bank its primary operating and deposit accounts. At the option of the Bank, all loan payments and

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

fees will automatically be debited from the Borrower's primary operating account and all advances will automatically be credited to the Borrower's primary operating account.

3.6 Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained or the remaining balance of a sales tax assessment of $48,558.13 levied by the State of Connecticut Department of Revenue Services ("DRS") which is being paid in six monthly installments in accordance with an agreement with the DRS.

3.7 Maintenance. Borrower will keep and maintain its properties, if any, in good repair, working order and condition. The Borrower will immediately notify the Bank of any loss or damage to or any occurrence which would adversely affect the value of any such property.

3.8 Insurance. Borrower will maintain in force casualty insurance on any property of the Borrower in accordance with the terms contained in the Bank's mortgage on the property.

3.9 Notification of Default. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Bank written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

3.10 Notification of Material Litigation. Borrower will promptly notify the Bank in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower or any guarantor of the Obligations.

3.11 Pension Plans. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes ("Plan"), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation ("Pension Benefit Guaranty Corporation"), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Bank (i) promptly with a copy of any notice of each Plan's termination sent to the Pension Benefit Guaranty Corporation and
(ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by
Section 412 of the Internal Revenue Code of 1986, as amended; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

4. NEGATIVE COVENANTS

4.1 Financial Covenants. The Borrower will not at any time or during any fiscal period (as applicable) Fail to be in compliance with any of the financial covenants in this section.

      (a)   Definitions. The following definitions shall apply to this Section:

            (i) "Capital Expenditures" ("CAPEX") shall mean for any period, all acquisitions of machinery, equipment, land, leaseholds, buildings, improvements and all other expenditures considered to be for fixed assets under GAAP, consistently applied. Where an asset is acquired under a capital lease, the amount required to be capitalized shall be considered a capital expenditure during the first year of the lease.

            (ii) "Current Maturity of Long-Term Debt ("CMLTD") shall mean, for any period, the current scheduled principal or capital lease payments required to be paid during the applicable period.

            (iii) "Earnings" shall mean earnings as defined under GAAP.

            (iv) "EBITDA" shall mean, for any period, Earnings from continuing operations before payment of federal, state and local income taxes, plus Interest Expense, depreciation and amortization, in each case for such period, computed and calculated in accordance with GAAP.

            (v) "Indebtedness" shall mean (x) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be, under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (y) all obligations for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof, and (z) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.

            (vi) "Intangible Assets" shall mean, as of the date of determination thereof, assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

            (vii) "Interest Expense" shall mean, for any period, ordinary, regular, recurring and continuing expenditures for interest on all borrowed money.

            (viii) "Subordinated Indebtedness" shall mean, as of the date of determination thereof, all Indebtedness which has been subordinated in writing to the obligations owing to the Bank on terms and conditions acceptable to the Bank.

            (ix) "Tangible Net Worth" shall mean, as of the date of determination thereof, total assets, excluding all Intangible Assets and all obligations owed from affiliates or any employee, less total liabilities.

            (x) "Unfinanced CAPEX" shall mean, for any period, Capital Expenditures less new long-term Indebtedness issued during such period to fund the Capital Expenditures.

      (b) Debt to Capital Base. The Borrower shall not permit the ratio of its Indebtedness minus Subordinated Indebtedness to Tangible Net Worth plus Subordinated Indebtedness to be greater than 4.75 to 1.0 at fiscal year end.

      (c) EBITDA (less Taxes Paid in cash and Unfinanced CAPEX) to Interest Expense plus CMLTD. The Borrower shall not permit the ratio of its EBITDA, minus taxes paid in cash and Unfinanced CAPEX, to Interest Expense plus CMLTD, to be less than 1.0 to 1.0 for year one, 1.15 to 1.0 for year two, and 1.25 for year three and thereafter. The foregoing formula shall be tested upon receipt of audited fiscal year end statements.

4.2 Loans or Advances. Borrower shall not make any loans or advances to any individual, firm or corporation, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

4.3 Investments. The Borrower shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person. The Borrower will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity.

4.4 Merger. Borrower will not merge or consolidate or be merged or consolidated with or into any other entity.

4.5 Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower's business, provided that fair consideration is received therefor; provided, however, in no event shall the Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Bank.

4.6 Other Business. Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

4.7 Change of Name. Borrower shall not change its legal name or the State of its organization, without giving the Bank at least 30 days prior written notice thereof.

5. DEFAULT

5.1 Default. "Event of Default" shall mean the occurrence of one or more of any of the following events:

(a) failure to pay in full and within 15 days of any due date of any installment of principal and interest under the Note or default of the Borrower of any other liability, obligation or undertaking hereunder under any other Loan Document;

(b) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower in connection with this Agreement or in any supporting financial statement of the Borrower shall be determined by the Bank to have been false in any material respect when made;

(c) if the Borrower is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(d) the institution by or against the Borrower of any proceedings under the Bankruptcy Code 11 USC Section 101 et seq. or any other law in which the Borrower is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower of an assignment for the benefit of creditors or the granting by the Borrower of a trust mortgage for the benefit of creditors. Notwithstanding the foregoing, if a proceeding under the Bankruptcy Code is instituted against the Borrower, the Borrower shall have 60 days to have the proceedings vacated prior to said event being deemed a default;

5.2 Acceleration. If an Event of Default shall occur, at the election of the Bank, all Obligations shall become immediately due and payable without notice or demand.

5.3 Nonexclusive Remedies. All of the Bank's rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

6. MISCELLANEOUS

6.1 Waivers. The Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of any obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

6.2 Waiver of Homestead. To the maximum extent permitted under applicable law, the Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws, including without limitation, Section 52-352b of the Connecticut General Statutes Annotated.

6.3 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

6.4 Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower and any cash, securities, Instruments or other property of the Borrower in the possession of the Bank, whether for safekeeping or otherwise, or in transit to or from the Bank (regardless of the reason the Bank had received the same or whether the Bank has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bankin the event of default or event with which the passage of time and/or with the giving of notice would constitute a default.

6.5 Indemnification. Subject to the same limitations provided in the Hazardous Substance Certificate and Indemnity Agreement of even date herewith, the Borrower shall indemnify, defend and hold the Bank harmless of and from any claim brought or threatened against the Bank by the Borrower or any other person (as well as from reasonable attorneys' fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's election, but at the expense of the

Borrower), except for any claim arising out of the negligence or intentional act of the Bank. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.

6.6 Costs and Expenses. The Borrower shall pay to the Bank any and all costs and expenses (including, without limitation, reasonable attorneys' fees (which may include allocable cost of the Bank's internal Legal Department), and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank's rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank's security interest in, title or right to any collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of any Obligation.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

6.8 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

6.9 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until terminated as to future transactions by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any Obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination. The Bank may transfer and assign this Agreement and deliver it to the assignee, who, after the assignment is effective, shall have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement arising after such assignment is effective. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

6.10 Further Assurances. Borrower will from time to time execute and deliver to Bank, and take or cause to be taken, all such other or further action as Bank may request in order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other Loan Documents or to comply with applicable statute or law.

6.11 Amendments and Waivers. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein it is required to perform. If Borrower shall obtain the Bank's prior written consent to each such amendment, action or omission to act. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver or any right or remedy of Bank on any future occasion.

6.12 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Bank shall be outstanding, or the Bank shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

6.13 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any such notice shall be deemed duly received and effective (i) if delivered in hand to, or received by, any officer or agent of the Borrower or the Bank, upon such delivery or receipt, or (ii) if mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the Borrower or the Bank, two (2) business days after being so mailed. A party's proper address is that set forth for such party in this Agreement or such address as that party may from time to time hereafter designate by notice to the other party.

6.14 Governing Law. This Agreement shall take effect as a sealed instrument and has been executed or completed and/or is to be performed in Connecticut, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Connecticut.

6.15 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) provided Bank is in fact the holder of the Note.

6.16 Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Connecticut, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

6.17 JURY WAIVER. THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

6.18 PREJUDGMENT REMEDY WAIVER. BORROWER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOAN SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT SUCH LOAN IS A COMMERCIAL TRANSACTION AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES ANNOTATED, SECTION 52-278A ET. SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT BANK'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES ANNOTATED, SECTION 52-278F, ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY BANK'S ATTORNEY, AND BANK ACKNOWLEDGES BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. BORROWER FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF BANK TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY BANK AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY BANK BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF BORROWER OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY BANK. BORROWER ACKNOWLEDGES AND AGREES THAT

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

ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY. AND WITH THE ADVICE OF ITS COUNSEL.

Executed as an instrument under seal as of March 5, 2004.

Witness:                            Borrower:

                                    Apex Machine Tool Company, Inc.

/s/Edward S. Hill                   By: /s/Glenn L. Purple
-----------------------                  -------------------------

                                         Glenn L. Purple

                                         Its Secretary, duly authorized

Witness:                            Borrower:

                                    EDAC Technologies Corporation

/s/Edward S. Hill                   By: /s/Glenn L. Purple
-------------------------               ----------------------------
                                        Glenn L. Purple
                                    Its Vice President-Finance, duly authorized

Accepted: Banknorth, N.A.

By: /s/John E. Cookley
    ----------------------
    John E. Cookley
    Senior Vice President

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